UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 17, 2009

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Financial Statements and Exhibits

Signatures

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 17, 2009, Registrant amended its bylaws to read in full as provided in Exhibit 3.4 to this Form 8-K. A summary of the impact of each of the four amendments and a more detailed description of each amendment are as follows:

1. Creation of Office of Lead Director.

Summary: The bylaws were amended to provide that in the event the Chairman of the Board is a Company employee rather than an independent director, the Board would have a Lead Director.

Detailed Description of Amendment: This amendment was accomplished by:

a. Re-titling Section 5.7 from “Chairman of the Board” to “Chairman of the Board and Lead Director” and adding the following at the end:

In the event that the Board does not elect a Chairman of the Board, or the Chairman of the Board is a Company employee rather than an independent director, the Board shall elect an independent director to serve as Lead Director. The Lead Director shall (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman of the Board or other directors as the Lead Director may deem appropriate; (iii) review and advise the Chairman as to the frequency, length, and scheduling of Board meetings, Board meeting agendas, and the quality, quantity, and timeliness of information provided to the Board by management; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) coordinate and call special meetings of the independent directors, as the Lead Director may deem to be appropriate. and (vi) perform such other duties as may be assigned from time to time by the Board.

b. Inserting an appropriate reference to “Lead Director” after “Chairman of the Board” in the fourth line of Section 2.3; the first line of Section 2.7; the first and second lines of Section 3.8; the second and third lines of Section 5.8; the last line of Section 5.9; the sixth line of Section 5.10; and the first line of Section 5.13.

2. Filling a Vacancy on the Board.

Summary: The bylaws were amended to provide that in the event of a vacancy on the board (other than due to expansion of the board size), the Chairman of the Board has the delegated authority to appoint a director to fill the vacancy, subject to the Nominating and Corporate Governance Committee’s concurrence or lack of disapproval, for the remainder of the unexpired term (essentially until the next annual stockholder meeting). If the Chairman of the Board does not fill the vacancy within sixty (60)

days, then the delegated authority would flow through to the Lead Director (if the Chairman of the Board was the CEO) or to the President/CEO (if the Chairman of the Board an outside director). If the vacancy is not filled within ninety (90) days, then a majority of the Directors may fill the vacancy.

Detailed Description of Amendment: Section 3.2 of the bylaws was amended to read in full as follows (with the underlined text being the addition):

“3.2 Resignation and Vacancies

A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies created in the case of death, resignation, or removal of any director may be filled by (a) the Chairman of the Board, if there is one, (b) the Lead Director, if there is one, and the Chairman of the Board is the Chief Executive Officer and is unable or otherwise fails to fill the vacancy within sixty (60) days, or (c) the Chief Executive Officer, if there is one, and the Chairman of the Board is an independent director and is unable or otherwise fails to fill the vacancy within sixty days, subject in all three cases to the concurrence of the Nominating and Corporate Governance Committee, or (d) in the event that the vacancy is not filled within ninety (90) days, a majority of the remaining directors, though less than a quorum, or a sole remaining director, unless otherwise provided in the Amended and Restated Certificate of Incorporation, Any such vacancy-filling is for the remainder of the unexpired term. Vacancies created by an increase in the authorized number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Amended and Restated Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, the Corporation’s Amended Restated Certificate of Incorporation or these By-laws, may exercise the powers of the full Board until the vacancy is filled.”

3. Requiring a Quorum Be Present to Conduct Business.

Summary: The bylaws were amended to provide that the board may act only so long as a quorum of directors is present.

Detailed Description of Amendment: Section 3.9 presently reads as follows.

“3.9 Quorum and Adjournments.

At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Amended and Restated Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.” (Emphasis added.)

The bylaws were amended to alter the second (and highlighted) sentence to read: “A meeting at which a quorum is initially present may not continue to transact business once such quorum ceases to be present; thus, even if the remaining directors approve an action with a majority of the required quorum for that meeting, such action is invalid.”

4. Stockholders Meeting Adjournment.

Summary: The bylaws were amended to clarify that the Chairman of the Board or Lead Director or Chief Executive Officer, whichever is presiding at a stockholders meeting, may adjourn the meeting in addition to permitting adjournment of a stockholder meeting where there is a quorum present to be approved by holders of a majority of the shares present.

Detailed Description of Amendment: Section 2.8 of the bylaws currently reads as follows:

“2.8 Quorum and Adjournments

Except where otherwise provided by law or in the Amended and Restated Certificate of Incorporation or these By-laws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. ” (Emphasis added.)

The highlighted portion was replaced by “The chairman of the meeting or a majority of the stockholders”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.4,	Amended and Restated Bylaws, is attached.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of September, 2009.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit 3.4,	Amended and Restated Bylaws, is attached.